Exhibit 1.1

CARNIVAL CORPORATION

Shares of Common Stock

($.01 par value)

and the paired trust shares of

beneficial interest in

P&O Princess Special Voting Trust

Equity Distribution Agreement

September 15, 2020

Goldman Sachs & Co. LLC	Mizuho Securities USA LLC
J.P. Morgan Securities LLC	Raymond James & Associates, Inc.
BofA Securities, Inc.	SMBC Nikko Securities America, Inc.
Barclays Capital Inc.	Deutsche Bank Securities Inc.
BNP Paribas Securities Corp.	DZ Financial Markets LLC
Citigroup Global Markets Inc.	PNC Capital Markets LLC
HSBC Securities (USA) Inc.	Siebert Williams Shank & Co., LLC
Intesa Sanpaolo IMI Securities Corp.

Ladies and Gentlemen:

Carnival Corporation, a corporation duly organized and existing under the laws of the Republic of Panama (the “Company”), and Carnival plc, a company incorporated and registered under the laws of England and Wales (“Carnival plc”), confirm their agreement with each of Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Intesa Sanpaolo IMI Securities Corp., Mizuho Securities USA LLC, Raymond James & Associates, Inc., SMBC Nikko Securities America, Inc., Deutsche Bank Securities Inc., DZ Financial Markets LLC, PNC Capital Markets LLC and Siebert Williams Shank & Co., LLC (each a “Manager” and, collectively, the “Managers”), as follows:

1.    Description of Shares. The Company proposes to issue and sell through or to the Managers, as sales agents and/or principals, shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $1,000,000,000 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. Upon each issuance of Shares hereunder, recipients will receive both Shares and an equivalent number of trust shares representing beneficial interest in the P&O Princess Special Voting Trust (the “P&O Trust Shares”). The P&O Trust Shares represent a beneficial interest in the special voting share (the “plc Special Voting Share”) of Carnival plc. As a result of the dual listed company transaction between the Company and Carnival plc, one P&O Trust Share is paired with each share of Common Stock. The Company hereby appoints the Managers as exclusive agents of the Company for the purpose of making offers and sales of the Shares. The Company agrees that whenever it determines to sell the Shares directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 14 hereof.

2.    Representations and Warranties of the Company and Carnival plc. The Company and Carnival plc, jointly and severally, represent and warrant to, at the Execution Time and the time specified in Section 3(g) in this equity distribution agreement (this “Agreement”), each Manager that:

(a)    Registration Statement. The Company and Carnival plc have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), registration statements (File Nos. 333-223555 and 333-223555-01), including a prospectus, relating to the Shares and the P&O Trust Shares. Each registration statement, as amended at the time it became (or is deemed to have become) effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of such registration statement at the time of its effectiveness (or at such deemed time of effectiveness pursuant to Rule 430B) (“Rule 430 Information”), is referred to herein as the “Registration Statement”. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include any document incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. The Company shall file with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b) promptly after the Execution Time (but in any event in the time period prescribed thereby). The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of each the Execution Time, at each Applicable Time, at each Settlement Date and each Time of Delivery, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Carnival plc make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Manager furnished to the Company in writing by such Manager through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Manager consists of the information described as such in Section 7(b) hereof.

To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Execution Time, at each Applicable Time, at each Settlement Date and each Time of Delivery, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Carnival plc make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Managers furnished to the Company in writing by such Manager expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Managers consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)    Issuer Free Writing Prospectus. Other than the Registration Statement and the Prospectus, the Company and Carnival plc (including their agents and representatives, other than the Managers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company, Carnival plc or their agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule I hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and did not, and as of each the Execution Time, at each Applicable Time, at each Settlement Date and each Time of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Carnival plc make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Manager furnished to the Company in writing by such Manager expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Manager consists of the information described as such in Section 7(b) hereof.

(d)    Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package and any amendment or supplement thereto, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents, as of the date thereof, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any documents filed with the Commission subsequent to the Applicable Time and prior to the completion or termination of the offering of the Shares that are deemed to be incorporated by reference into the Registration Statement, the Prospectus and the Pricing Disclosure Package will comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and when read together with the other information in the Prospectus at the date of the Prospectus and at any Settlement Date or Time of Delivery, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)    Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of Carnival Corporation & plc and their consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing

Disclosure Package and the Prospectus has been compiled on a basis consistent in all material respects with that of the financial statements and presents fairly in all material respects the information shown thereby; and all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(f)    No Material Adverse Change. Since the date of the most recent financial statements of the Company and Carnival plc included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any transactions entered into by the Company, Carnival plc or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, Carnival plc and their respective subsidiaries considered as one enterprise, (ii) there has not been any changes in the capital stock (other than the issuance of shares of capital stock upon the exercise of stock options and vesting of restricted stock units pursuant to employee stock plans or under share repurchase plans, pursuant to the terms thereof, in each case as disclosed in documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or any material increase in the long-term debt of the Company, Carnival plc or any of their respective subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or Carnival plc on any class of capital stock, or any material adverse change, or any development involving a prospective adverse change which materially affects the business affairs, management, properties, financial condition or results of operations of the Company, Carnival plc and their respective subsidiaries taken as a whole; and (iii) none of the Company, Carnival plc nor any of their respective subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g)    Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and, to the extent such concept is applicable thereto, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, singly or in the aggregate, have a material adverse effect on the business affairs, management, properties, financial condition, results of operations of the Company, Carnival plc and their respective subsidiaries taken as a whole or on the performance by the Company and Carnival plc of its obligations under this Agreement (a “Material Adverse Effect”). The subsidiaries listed in Schedule II to this Agreement are the only significant subsidiaries of the Company and/or Carnival plc.

(h)    Capitalization. The Company and Carnival plc have the combined capitalization as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization” and all of the outstanding shares of Common Stock and Carnival plc ordinary shares have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock and Carnival plc ordinary shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or Carnival plc, as applicable. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except with respect to equity awards issued under the Company’s or Carnival plc’s equity incentive plans, there are no outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or Carnival plc.

(i)    Due Authorization. The Company and Carnival plc have all requisite corporate or other power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder, and to provide the representations, warranties and indemnities under, this Agreement; and all actions required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby or by the Pricing Disclosure Package and the Prospectus has been duly and validly taken.

(j)    Equity Distribution Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and Carnival plc. Carnival plc acknowledges that it will benefit, directly or indirectly, economically or otherwise from the transactions contemplated by this Agreement.

(k)    The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, fully paid and non-assessable; and the issuance of the Shares is not subject to any preemptive or similar rights. The P&O Trust Shares have been duly authorized by Carnival plc and, when issued together with the Shares, will be duly and validly issued, fully paid and non-assessable. The Shares and the P&O Trust Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l)    Description of the Equity Distribution Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(m)    No Violation or Default. None of the Company, Carnival plc or any subsidiaries of the Company or Carnival plc is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Carnival plc or any of their respective subsidiaries is a party or by which the Company, Carnival plc or any such subsidiary is bound or to which any of the property or assets of the Company, Carnival plc or any such subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, singly or in the aggregate, have a Material Adverse Effect.

(n)    No Conflicts. The execution, delivery and performance of this Agreement by the Company and Carnival plc, the issuance, sale and delivery of the Shares and the P&O Trust Shares and the consummation of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus: (i) do not and will not result in any violation of the Articles of Incorporation, as amended, or By-Laws of the Company, as amended, or the Articles of Association, as amended, of Carnival plc; and (ii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Carnival plc or any of their respective subsidiaries pursuant to, (x) any indenture, mortgage, deed of trust or loan agreement, or any other agreement or instrument, to which the Company, Carnival plc or any of their respective subsidiaries is a party or by which any of them may be bound or to which any of their properties or assets may be subject (except for such conflicts, breaches, violations or defaults or liens, charges or encumbrances described in the Registration Statement, Pricing Disclosure Package and Prospectus or that would not, singly or in the aggregate, have a Material Adverse Effect), (y) any existing applicable law, rule or regulation (except for such conflicts, breaches, violations, liens, charges or encumbrances described in the Registration Statement, Pricing Disclosure Package and Prospectus that would not, singly or in the aggregate, have a Material Adverse Effect, and other than the securities or blue sky laws of any jurisdictions), or (z) any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company, Carnival plc or their respective subsidiaries or any of their respective properties or assets (except for such conflicts, breaches, violations or defaults or liens, charges or encumbrances described in the Registration Statement, Pricing Disclosure Package and Prospectus or that would not, singly or in the aggregate, have a Material Adverse Effect).

(o)    No Consents Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company and Carnival plc of this Agreement, the authorization, issuance, and sale of the Shares and the P&O Trust Shares or the consummation of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus, except such as have been or will be obtained under the Securities Act, the Exchange Act, such as may be required under any existing law or regulation of the United Kingdom, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Managers and such other approvals as have been obtained or the failure of which to obtain would not singly or in the aggregate have a Material Adverse Effect.

(p)    Legal Proceedings. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental, tax or regulatory investigations, actions, suits or proceedings pending to which the Company, Carnival plc or any of their respective subsidiaries is or may be a party or to which any property of the Company, Carnival plc or any of their respective subsidiaries is or may be the subject that, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company or Carnival plc, contemplated by any governmental, tax or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental, tax or regulatory investigations, actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q)    Independent Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company, Carnival plc and their respective subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, is an independent registered public accounting firm with respect to the Company, Carnival plc and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(r)    Intellectual Property. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not have, singly or in the aggregate, a Material Adverse Effect, the Company, Carnival plc and their respective subsidiaries own or possess the right to use the intellectual property necessary to carry on the business now operated by them and their respective subsidiaries, and neither the Company nor Carnival plc, nor, to the knowledge of the Company and Carnival plc, any of their respective subsidiaries, has received any notice or is otherwise infringing or in conflict with the intellectual property rights of others, or is aware of any facts or circumstances which would render any such intellectual property invalid or inadequate to protect the interest of the Company, Carnival plc or any of their respective subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(s)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company, Carnival plc or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company, Carnival plc or any of their respective subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(t)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(u)    Taxes. The Company, Carnival plc and their respective subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the

Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company, Carnival plc or any of their respective subsidiaries or any of their respective properties or assets.

(v)    No Labor Disputes.    Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no labor dispute with the employees of the Company, Carnival plc or any of their respective subsidiaries exists or, to the knowledge of the Company or Carnival plc, is imminent or threatened which would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect, nor, to the knowledge of the Company or Carnival plc, exist any labor disputes with the employees of the principal suppliers, contract or customers of the Company, Carnival plc or any of their respective subsidiaries except as would not, singly or in the aggregate, have a Material Adverse Effect.

(w)    Licenses and Permits. The Company, Carnival plc and their respective subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, singly or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, Carnival plc or any of their respective subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(x)    Title to Real and Personal Property; Vessels. The Company, Carnival plc and their respective subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, Carnival plc and their respective subsidiaries, in each case free and clear of all liens, charges, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company, Carnival plc and their respective subsidiaries or (ii) could not reasonably be expected, singly or in the aggregate to have a Material Adverse Effect.

(y)    Certain Environmental Matters. (i) Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, Carnival plc nor any of their respective subsidiaries is or has been in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Company Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Company Hazardous Materials (collectively, “Environmental Laws”); (B) the Company, Carnival plc and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus; (C) none of the Company, Carnival plc nor any of their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization; and (D) none of the Company, Carnival plc nor any of their respective subsidiaries has (x) received notice of, any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any Hazardous Materials, or (y) caused (or has any knowledge of) any event or condition that would reasonably be expected to result in any such notice or liability; and (ii) except as described in each of the Pricing Disclosure Package and the Prospectus, (A) there is no proceeding that is pending, or that is known to be contemplated, against the Company, Carnival plc or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (B) the Company, Carnival plc and their respective subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, Carnival plc and their respective subsidiaries, and (C) none of the Company, Carnival plc or their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(z)    Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company, Carnival plc or any member of their “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company and Carnival plc within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company or Carnival plc under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) none of the Company, Carnival plc or any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company, Carnival plc or their Controlled Group affiliates in the current fiscal year of the Company, Carnival plc and their Controlled Group affiliates compared to the amount of such contributions made in the Company’s, Carnival plc’s and their Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company, Carnival plc and their respective subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company, Carnival plc and their respective subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, singly or in the aggregate, have a Material Adverse Effect.

(aa)    Disclosure Controls. The Company, Carnival plc and their respective subsidiaries maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and Carnival plc in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the management of the Company or Carnival plc, as the case may be, as appropriate to allow timely decisions regarding required disclosure. The Company, Carnival plc and their respective subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)    Accounting Controls. The Company, Carnival plc and their respective subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or caused such internal controls over financial reporting to be designed under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the internal controls of the Company and Carnival plc.

(cc)    Insurance. The Company, Carnival plc and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses (provided that in no event will the Company, Carnival plc and their respective subsidiaries be required to obtain any business interruption, loss of hire or delay in delivery insurance), which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, Carnival plc and their respective businesses (but on the basis that the Company, Carnival plc and their respective subsidiaries self-insure the vessels for certain war risks); and neither the Company nor Carnival plc nor any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd)    No Unlawful Payments. None of the Company or Carnival plc, nor any of their respective subsidiaries, directors or officers nor, to the knowledge of the Company and Carnival plc, any agent, employee, representative or affiliate or other person associated with or acting on behalf of the Company, Carnival plc or any of their respective subsidiaries has, nor will with proceeds from this offering be, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, any applicable Law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the U.K. Bribery Act 2010 or any other applicable anti-bribery or anti-corruption law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, Carnival plc and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ee)    Compliance with Anti-Money Laundering Laws. The operations of the Company, Carnival plc and their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company, Carnival plc and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Carnival plc or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and Carnival plc, threatened.

(ff)    No Conflicts with Sanctions Laws. None of the Company, Carnival plc, and their respective subsidiaries, directors or officers, nor, to the knowledge of the Company and Carnival plc, any agent, employee or affiliate of the Company, Carnival plc or any of their respective subsidiaries is currently the subject or target of any Sanctions (as defined below) or any proceeding, investigation, suit or other action arising out of any sanctions administered or enforced by the U.S. government (including, without limitation, by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, Carnival plc or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company or Carnival plc will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as a manager, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. It is acknowledged and agreed that the representation and warranty contained in this Section 3(ff) of this Agreement is only sought and given to the extent that to do so would be permissible pursuant to (i) Council Regulation EC No. 2271/96 or any associated implementing law or regulation in any member state of the European Union or the United Kingdom or (ii) any similar blocking or anti-boycott law in the United Kingdom.

(gg)    No Restrictions on Subsidiaries. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no subsidiary of the Company or Carnival plc is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or Carnival plc, as the case may be, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company or Carnival plc, as the case may be, any loans or advances to such subsidiary from the Company or Carnival plc, as the case may be, or from transferring any of such subsidiary’s properties or assets to the Company or Carnival plc or any other subsidiary of the Company or Carnival plc, in each case, as the case may be.

(hh)    No Broker’s Fees. None of the Company, Carnival plc or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company, Carnival plc or any of their respective subsidiaries or the Managers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ii)    No Registration Rights. No person has the right to require the Company, Carnival plc or any of their respective subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(jj)    No Stabilization. Neither the Company, Carnival plc nor any of their respective subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(kk)    Statistical and Market Data. Nothing has come to the attention of the Company or Carnival plc that has caused the Company or Carnival plc to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(ll)    Cybersecurity; Data Protection. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned or controlled by, or operated on behalf of, the Company, Carnival plc and their respective subsidiaries (collectively, the “IT Systems”) operate and perform in all material respects as required in connection with the operation of the business of the Company, Carnival plc and their respective subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company, Carnival plc and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data in their possession or control (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, nor incidents under internal review or investigation, in each case, except for those that have been remedied without material cost or liability or the duty to notify any other person. The Company, Carnival plc and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy, security and protection of the IT Systems and Personal Data.

(mm)    Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or Carnival plc or any of the Company’s and Carnival plc’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(nn)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the time the initial Prospectus Supplement is filed with the Commission

(oo)    No Withholding Tax. All payments by the Company and, to the extent applicable, Carnival plc in respect of the Shares are not subject to withholding or deduction for or on account of tax under the current laws and regulations of the Republic of Panama or the United Kingdom, or any political subdivision or taxing authority thereof or therein, and are otherwise free and clear of any other tax, withholding or deduction in the Republic of Panama and the United Kingdom.

(pp)    No Immunity. None of the Company, Carnival plc, or any of their respective properties, assets or revenues is subject to any right or immunity under the jurisdiction of any court or from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company, Carnival plc or any of their respective subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus, may at any time be commenced, the Company and Carnival plc have, pursuant to Section 17(d) of this Agreement, waived, and it will waive, or will cause their respective subsidiaries to waive, such right to the extent permitted by law.

(qq)    Enforcement of Foreign Judgments. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company or Carnival plc based upon this Agreement would be declared enforceable against the Company or Carnival plc by the courts of the Republic of Panama and the United Kingdom, without reconsideration or reexamination of the merits.

(rr)    Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company or Carnival plc is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(ss)    Legal Action. A holder of the Shares and each Managers are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company and Carnival plc for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Republic of Panama or the United Kingdom may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(tt)    Stamp Taxes. No ad valorem stamp or other issuance or transfer taxes or duties and withholding taxes are or would be payable by or on behalf of the Company or the Managers in the Republic of Panama, the United Kingdom or the United States or any political subdivision or taxing authority thereof or therein, in connection with: (i) the execution, delivery and performance of the Agreement; (ii) the issue and sale of the Shares by the Company and the issue of the P&O Trust Shares by P&O Princess Special Voting Trust; and (iii) the distribution by the Managers of the Shares and the P&O Trust Shares in the manner contemplated in the Prospectus and the performance by the Managers of the obligations under this Agreement, in each case other than tax on the net income of any Manager whose income is generally subject to tax in the jurisdiction concerned; except for stamp taxes that may be due and payable on this Agreement on a date no later than the date on which they are submitted before any court or government authority in the Republic of Panama for purposes of bringing an enforcement action.

(uu)    PFIC Status. The Company does not believe that it is a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”), for its current taxable year, and, based on its currently anticipated method of operation, the Company does not expect to become a PFIC in the future.

(vv)    Notice of Other Sales. Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, and from and after the execution of this Agreement, the Company will not, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement.

(ww)    Sales Agency Agreements. The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of any at the market offering (within the meaning of Rule 415(a)(4) under the Securities Act) of the Shares.

(xx)    Regulation M. The Common Stock constitutes an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

3.    Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, Carnival plc and the Managers agree that the Company may from time to time seek to sell Shares through a Designated Manager, acting as sales agent, or directly to any of the Managers acting as principal, as follows:

(a)    The Company may submit to a Designated Manager its orders (including any price, time or size limits or other customary parameters or conditions) to sell Shares on any Trading Day (as defined herein) and such Designated Manager shall confirm promptly in a form and manner as mutually agreed to by the Company and such Designated Manager. As used herein, “Trading Day” shall mean any trading day on the NYSE.

(b)    Subject to the terms and conditions hereof, each Manager, at any time it is a Designated Manager, shall use its commercially reasonable efforts to execute any order submitted to it by the Company pursuant to Section 3(a) hereof to sell Shares and with respect to which such Designated Manager has agreed to act as sales agent. The Company acknowledges and agrees that (i) there can be no assurance that a Designated Manager will be successful in selling the Shares, (ii) a Designated Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by a Designated Manager to use its commercially reasonable efforts consistent with its normal sales and trading practices to sell such Shares as required under this Agreement and (iii) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by Manager and the Company. The Designated Manager may make sales pursuant to each order by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions, (ii) to or through a market maker, (iii) on or through the Exchange or any other market venue where the securities may be traded, (iv) in the over-the-counter market, (v) in privately negotiated transactions, (vi) in block trades, (vii) in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act or (viii) through a combination of any such methods of sale. The sales agents may also sell our Common Stock by any other method permitted by law.

(c)    The Company shall not authorize the issuance and sale of, and a Designated Manager shall not sell as sales agent, any Share at a price lower than the minimum price therefor designated from time to time by the Company and notified to a Designated Manager in writing.

(d)    The compensation to the Managers for sales of the Shares shall be equal to 1.00% of the gross sales price per Share sold pursuant to this Agreement. The foregoing rate of compensation shall not apply when a Manager, acting as principal, purchases Shares from the Company pursuant to a Terms Agreement. Any compensation or commission due and payable to any Managers hereunder with respect to any sale of Shares shall be paid by the Company to such Managers concurrently with the settlement for sales of the Shares by deduction from the proceeds from sales of the Shares payable to the Company. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(e)    Settlement for sales of the Shares pursuant to this Agreement will occur on the second Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through a Designated Manager for settlement on such date shall be issued and delivered by the Company to such Designated Manager against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares, in definitive form, by the Company or its transfer agent to such Designated Manager’s or its designee’s account (provided such Designated Manager shall have given the

Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (i) hold each applicable Designated Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay the Managers any commission, discount or other compensation to which they would otherwise be entitled absent such default.

(f)    If acting as sales agent hereunder, the Designated Manager shall provide written confirmation (which may be by facsimile or email) to the Company before the open of trading on the NYSE on the day following each day on which the Shares are sold under this Agreement setting forth (i) the number of the Shares sold on such day and the gross sales proceeds received from such sale and (ii) the compensation payable by the Company to the Managers with respect to such sales.

(g)    At each Applicable Time, Settlement Date, Representation Date, Time of Delivery and Filing Date (as defined in Section 4(y)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of a Designated Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein (and the completion of any reasonable diligence to verify such accuracy by such Designated Manager), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(h)    Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein and as may be mutually agreed upon by the Company and a Designated Manager, the Company shall not request the sale of any Shares that would be sold, and no Designated Manager shall be obligated to sell, (i) any time during the period commencing on the tenth business day prior to the time Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement, or (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that clause (i) shall commence on November 30, 2020.

(i)    If either party believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(j)    If the Company wishes to issue and sell the Shares pursuant to this Agreement directly to any of the Managers acting as principal (each, a “Placement”), it will notify the Manager or Managers of the proposed terms of such Placement. If such Manager or Managers, acting as principal, wishes to accept such proposed terms (which a Manager may decline to do for any reason in its sole discretion) or wishes to accept amended terms proposed by the Company after further discussion, such Manager or Managers and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or such Manager or Managers unless and until the Company and such Manager or Managers have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control as to such Placement.

(k)    Each Placement shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by a Manager. The commitment of a Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by a Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.

(l)    Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Managers in writing.

(m)    The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company shall be effected by or through only one Manager on any single given day, which shall be the Designated Manager on such date, and in no event by more than one Manager.

(n)    The Company or a Designated Manager may upon notice to the other party hereto by telephone (confirmed promptly by email or facsimile), suspend an offering of the Shares with respect to which that Designated Manager is acting as sales agent; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Any obligation under Sections 4(q), 4(r), 4(s), 4(t), 4(u), 4(v) and 4(w) with respect to the delivery of certificates, opinions, or comfort letters to the Managers, shall be waived for any Representation Date occurring at a time when a suspension is in effect. Each of the parties agrees that no such notice under this Section 3 shall be effective against any other party unless it is made pursuant to Section 17(a) hereof.

4.    Further Agreements of the Company and Carnival plc. Each of the Company and Carnival plc, jointly and severally, covenants and agrees with each Manager that:

(a)    Required Filings. The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Managers in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Managers may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the time the initial Prospectus Supplement is filed with the Commission.

(b)    Delivery of Copies. The Company will deliver, without charge, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Managers may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Managers a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Manager.

(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Managers and counsel for the Managers a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Managers reasonably object.

(d)    Notice to the Managers. The Company will advise the Managers promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the

Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company or Carnival plc of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company or Carnival plc of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and Carnival plc will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Managers thereof and forthwith prepare and, subject to Section 4(c) above, file with the Commission and furnish to the relevant Manager(s) and to such dealers as the Managers may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Settlement Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the relevant Manager(s) thereof and forthwith prepare and, subject to Section 4(c) above, file with the Commission (to the extent required) and furnish to the relevant Manager(s) and to such dealers as the Manager(s) may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)    Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Managers shall reasonably request and will continue such qualifications in effect so long as required for distribution of the

Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Earning Statement. The Company and Carnival plc will make generally available to its security holders and the Managers as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company and Carnival plc occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)    Notice of Other Sales. The Company will not, or publicly disclose an intention to, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of the Common Stock or securities convertible into or exchangeable or exercisable for the Common Stock or warrants or other rights to purchase the Common Stock or any other securities of the Company that are substantially similar to the Common Stock or permit the registration under the Securities Act of any shares of the Common Stock, except for (i) the registration of the Shares and the sales through the Managers pursuant to this Agreement, (ii) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Pricing Disclosure Package and Prospectus, (iii) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company or (iv) any shares of Common Stock issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, during the Prospectus Delivery Period, without (A) giving the Designated Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) if so determined to be appropriate or required by the Designated Manager in its sole discretion, the Designated Manager suspending activity under this program for such period of time as so determined by the Designated Manager.

(i)    Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”. In any event, the Company will not place, invest or give economic use to the proceeds of the offering in the Republic of Panama.

(j)    Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on The New York Stock Exchange (the “Exchange”).

(k)    Reports. So long as the Shares are outstanding, the Company will furnish to the Managers, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Managers to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(l)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)    Shelf Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Managers, the Company and Carnival plc will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares and the P&O Trust Shares, in a form satisfactory to the Managers. If the Company and Carnival plc are not eligible to file an automatic shelf registration statement, the Company and Carnival plc will, prior to the Renewal Deadline, if they have not already done so, file a new shelf registration statement relating to the Shares and P&O Trust Shares, in a form satisfactory to the Managers, and will use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company and Carnival plc will take all other action necessary or appropriate to permit the issuance and sale of the Shares and P&O Trust Shares to continue as contemplated in the expired registration statement relating to the Shares and P&O Trust Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(n)    No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Stock.

(o)    Tax Indemnity. The Company and Carnival plc will jointly and severally indemnify and hold harmless the Managers against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Shares and the P&O Trust Shares by the Company and Carnival plc, as the case may be, to the Managers and on the initial resale thereof by the Managers and on the execution and delivery of this Agreement (including, for the avoidance of doubt, stamp taxes that may be due and payable on this Agreement on a date no later than the date on which they are submitted before any court or government authority in the Republic of Panama for purposes of bringing an enforcement action).

(p)    Additional Amounts. All payments made by or on behalf of the Company or Carnival plc hereunder will be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If the Company or Carnival plc is required by law to withhold or deduct any amount for, or on account of, any Taxes (other than any Taxes levied by or on behalf of the United States) with respect to any payment hereunder, the Company or Carnival plc, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made; provided, however, that no such additional amounts shall be payable in respect of any such Taxes (i) that are imposed by reason of any present or former connection between a Manager and the governmental authority imposing such taxes or duties (other than a connection arising solely from the transactions contemplated by this Agreement) or (ii) to the extent that such Taxes would not have been imposed but for the failure of a Manager, upon reasonable request of the Company, to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection of such Manager with the relevant governmental authority imposing the Taxes. For the avoidance of doubt, the provisions of this Section 4(p) shall apply only to payments made pursuant to this Agreement, and not to any other payments made with respect to the Shares.

(q)    Officer’s Certificate. Upon commencement of the offering of the Shares under this Agreement (if requested by the Managers) (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder pursuant to Section 3(n)), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(y) of this Agreement, (B) a prospectus supplement relating solely to the offering or resale of securities other than the Shares or (C) the filing with the Commission of any report under the Exchange Act except such reports referred to in Section 4(q)(ii)), (ii) there is filed with the Commission any Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or any other document that contains financial statements or financial information that is incorporated by reference into the Prospectus, or any amendment thereto, or (iii) the Shares are delivered to one or more Managers as principal at the Time of Delivery pursuant to a Terms Agreement (the date of such commencement (in the case that the above-mentioned request is made by a Manager), the date of each such recommencement (and for the avoidance of doubt, prior to any sales) and the date of each such event referred to in (i), (ii) and (iii) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Managers forthwith a certificate dated and delivered on such Representation Date, as the case may be, in form satisfactory to the Managers to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which were last furnished to the Managers are true and correct at the time of such Representation Date, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement, the Pricing Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(r)    Comfort Letters. At each Representation Date, the Company shall (i) cause PricewaterhouseCoopers LLP, or other independent accountants satisfactory to the Managers forthwith, to furnish the Managers a letter, dated and delivered on such Representation Date, in form and substance satisfactory to the Managers of the same tenor as the letter referred to in Section 6(f)(i) of this Agreement but modified to relate to the Registration Statement, the Pricing Disclosure Package and the Prospectus, as amended and supplemented to the date of such letter and (ii) furnish the Managers a letter, dated and delivered on such Representation Date, in form and substance satisfactory to the Managers of the same tenor as the letter referred to in Section 6(f)(ii) of this Agreement.

(s)    Opinion and 10b-5 Statement of U.S. Counsel for the Company and Carnival plc. At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion and negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel to the Company, or other counsel reasonably satisfactory to the Managers, each dated and delivered on such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(g) of this Agreement, but modified as necessary to relate to the Registration Statement, the Pricing Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(t)    Opinions of Local Counsel for the Company and Carnival plc. At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Managers and to counsel to the Managers a written opinion of (i) Freshfields Bruckhaus Deringer LLP, English counsel for the Company and Carnival plc, (ii) Norton Rose Fulbright LLP, English counsel for the Company and Carnival plc, (iii) Tapia, Linares y Alfaro LLP, Panama counsel for the Company and Carnival plc, and (iv) Maples and Calder, Cayman Islands counsel to The Law Debenture Trust Corporation (Cayman) Limited, trustee of the P&O Princess Special Voting Trust, or other counsel reasonably satisfactory to the Managers, each dated and delivered on such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(h) of this Agreement, but modified as necessary to relate to the Registration Statement, the Pricing Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(u)    General Counsel Opinion. At each Representation Date, the Associate or Deputy General Counsel or the General Counsel to the Company and Carnival plc, who practices in the area of corporate and securities law, shall furnish forthwith to the Managers and to counsel to the Managers a written opinion, dated and delivered on such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinion referred to in Section 6(i) of this Agreement, but modified as necessary to relate to the Registration Statement, the Pricing Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(v)    Opinion and 10b-5 Statement of U.S. Counsel for the Managers. At each Representation Date, Simpson Thacher & Bartlett LLP, U.S. counsel to the Managers, shall deliver a written opinion and negative assurance letter, each dated and delivered on such Representation Date, in form and substance satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(j) of this Agreement but modified as necessary to relate to the Registration Statement, the Pricing Disclosure Package and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(w)    Due Diligence Session. At each Representation Date, and at such other times as may be reasonably requested by a Manager, the Company will conduct a due diligence session with the Managers or a Designated Manager, as the case may be, in form and substance satisfactory to the Managers or such Designated Manager, as the case may be, which shall include representatives of the management of the Company and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and agents of the Company during regular business hours and at the Company’s principal offices or virtually, as the case may be, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, and their officers and agents, as the Managers may reasonably request.

(x)    Manager’s Trading. Nothing in this Agreement shall restrict a Manager from trading, and the Company acknowledges that each Manager may trade, in the Common Stock for such Manager’s own account and for the account of its clients before, at the same time as, or after sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(y)    Disclosure. The Company will either (i) disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as of five business days before the filing, the number of the Shares sold by or through the Managers pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement, or (ii) on or prior to the earlier of (A) the date on which the Company shall file a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K in respect of any fiscal quarter in which sales of Shares were made by a Manager pursuant to this Agreement and (B) the date on which the Company shall be obligated to file such document referred to in clause (A) in respect of such fiscal quarter (each such date, and any date on which an amendment to any such document is filed, a “Filing Date”), the Company will file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement will set forth, with regard to such fiscal quarter, the number of the Shares sold by or through a Manager pursuant to this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to this Agreement and deliver such number of copies of each such prospectus supplement to the NYSE as are required by such exchange.

(z)    Right to Refuse. If to the knowledge of the Company, the conditions set forth in Section 6(a) or 6(d) shall not be true and correct on the applicable Settlement Date or Time of Delivery, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by a Designated Manager the right to refuse to purchase and pay for such Shares.

(aa)    Acceptance to Purchase. Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Designated Manager, or the Manager(s) party to a Terms Agreement, as the case may be, that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

5.     [Reserved.]

6.    Conditions of Managers’ Obligations. The obligations of each Manager under this Agreement and any Terms Agreement shall be subject to the performance by the Company and Carnival plc of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Managers.

(b)    Representations and Warranties. The representations and warranties of the Company and Carnival plc contained herein shall be true and correct as of the Execution Time, each Representation Date, each Applicable Time, Settlement Date, Time of Delivery and Filing Date (except to the extent such representations and warranties expressly relate to an earlier date (in which case, such representations and warranties shall be true and correct as of such earlier date)); and the statements of the Company and Carnival plc and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date, Time of Delivery and Filing Date, as the case may be.

(c)    No Downgrade. Subsequent to the Execution Time and each Representation Date, as may be applicable, and before the Settlement Date and Time of Delivery, as the case may be, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock issued or guaranteed by the Company or Carnival plc by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock issued or guaranteed by the Company or Carnival plc (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change. As of each Settlement Date and the Time of Delivery, no event or condition of a type described in Section 2(f) hereof shall have occurred or shall exist, which event or condition is not described in each of the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Managers makes it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the Settlement Date or the Time of Delivery, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)    Officer’s Certificate. The Managers shall have received on and as of each Representation Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and Carnival plc (acting in his or her capacity as an officer or director of the Company and/or Carnival plc, as applicable, and not as an individual) who has specific knowledge of the Company’s or Carnival plc’s financial matters and is satisfactory to the Managers, (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in 2(a), 2(b) and 2(c) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and Carnival plc in this Agreement are true and correct and that the Company and Carnival plc have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to each Representation Date, as the case may be, and (iii) to the effect set forth in Section 6(c) and Section 6(d) above.

(f)    Comfort Letters. (i) On each Representation Date, PricewaterhouseCoopers LLP shall have furnished to the Managers, at the request of the Company and Carnival plc, as the case may be, letters, dated the Representation Date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Representation Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the Representation Date.

(ii) On each Representation Date, the Company and Carnival plc shall have furnished to the Managers a certificate, dated the Representation Date and addressed to the Managers, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Managers.

(g)    Opinion and 10b-5 Statement of U.S. Counsel for the Company and Carnival plc. Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Company and Carnival plc, shall have furnished to the Managers, at the request of the Company and Carnival plc, on each Representation Date, their written opinion and 10b-5 statement, dated the Representation Date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers.

(h)    Opinions of Local Counsel for the Company and Carnival plc. (i) Freshfields Bruckhaus Deringer LLP, English counsel for the Company and Carnival plc, shall have furnished to the Managers, at the request of the Company and Carnival plc, on each Representation Date, its written opinion, dated the Representation Date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers, (ii) Norton Rose Fulbright LLP, English counsel for the Company and Carnival plc, shall have furnished to the Managers, at the request of the Company and Carnival plc, on each Representation Date, its written opinion, dated the Representation Date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers, (iii) Tapia, Linares y Alfaro LLP, Panama counsel for the Company and Carnival plc, shall have furnished to the Managers, at the request of the Company and Carnival plc, on each Representation Date, its written opinion, dated the Representation Date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers and (iv) Maples and Calder, Cayman Islands counsel to The Law Debenture Trust Corporation (Cayman) Limited, trustee of the P&O Princess Special Voting Trust, shall have furnished to the Managers, at the request of the Company and Carnival plc, on each Representation Date, its written opinion, dated the Representation Date and addressed to the Managers, in form and substance reasonably satisfactory to the Managers.

(i)    General Counsel Opinion. The Company shall have furnished to the Managers, a written opinion, on each Representation Date, dated the Representation Date and addressed to the Managers, of the General Counsel to the Company and Carnival plc, or an Associate or Deputy General Counsel to the Company and Carnival plc that practices in the area of corporate and securities law.

(j)    Opinion and 10b-5 Statement of U.S. Counsel for the Managers. The Managers shall have received on each Representation Date, as the case may be, an opinion and 10b-5 statement, dated the Representation Date and addressed to the Managers, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Managers, with respect to such matters as the Managers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)    No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Settlement Date or Time of Delivery, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Settlement Date or Time of Delivery, as the case may be, prevent the issuance or sale of the Shares.

(l)    Good Standing. Prior to the Execution Time, the Managers shall have received on and as of the initial Settlement Date, satisfactory evidence of the good standing of the Company and Carnival plc in their respective jurisdictions of organization (where such concept is legally relevant) and their good standing in such other jurisdictions as the Managers may reasonably request, in each case as is reasonably available and in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)    Exchange Listing. The Shares shall have been approved for listing on the Exchange, subject only to a notice of issuance at or prior to the applicable Settlement Date.

(n)    Additional Documents. Prior to each Representation Date, as applicable, the Company and Carnival plc shall have furnished to the Designated Manager such further certificates and documents as the Designated Manager may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Managers.

7.    Indemnification and Contribution.

(a)    Indemnification of the Managers. The Company and Carnival plc, jointly and severally, agree to indemnify and hold harmless each Manager, its affiliates, directors and officers and each person, if any, who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages and liabilities (including, without limitation, legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Manager furnished to the Company in writing by such Manager expressly for use therein, it being understood and agreed that the only such information furnished by any Manager consists of the information described as such in Section 7(b) below.

(b)    Indemnification of the Company and Carnival plc. Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company and Carnival plc, each of their respective directors, officers and each person, if any, who controls the Company or Carnival plc within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 7(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Manager furnished to the Company or Carnival plc in writing by such Manager expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed that no such information was furnished by any Manager.

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 7(a) or 7(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 7(a) or 7(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 7(a) or 7(b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Manager, its affiliates, directors and officers and any control persons of such Manager shall be designated in writing by such Manager and any such separate firm for the Company, Carnival plc, their respective directors and officers and any control persons of the Company and Carnival plc shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in Section 7(a) or 7(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Carnival plc on the one hand and the Managers on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and Carnival plc on the one hand and the Managers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Carnival plc on the one hand and the Managers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and Carnival plc from the sale of the Shares and the total compensation received by such Manager under Section 3(c) of this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement, bear to the aggregate offering price of the Shares. The relative fault of the Company and Carnival plc on the one hand and the Managers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Company, Carnival plc and the Managers agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Manager be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Manager with respect to the offering of the Shares exceeds the amount of any damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Managers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.    Termination.

(a)    The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares, in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through a Manager for the Company, then Section 4(aa) shall remain in full force and effect with respect to such Manager and the Company, (ii) with respect to any pending sale, through the Designated Manager for the Company, the obligations of the Company, including in respect of compensation of the Designated Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 7, 11, 13, 16, 17(a) and 17(b) of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)    Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares, in its sole discretion at any time, with respect to such Manager only. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 7, 11, 13, 16, 17(a) and 17(b) of this Agreement shall remain in full force and effect with respect to such Manager notwithstanding such termination. Following any such termination by a Manager, this Agreement shall remain in effect as to each other Manager that has not exercised its right to terminate the provisions of this Agreement pursuant to this Section 9(b) and any obligations and rights of the Managers under this Agreement shall be satisfied by or afforded to, as applicable, only such other Managers.

(c)    This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 7 and 12, shall remain in full force and effect.

(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by a Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall, subject to Section 6 hereof, settle in accordance with the provisions of Section 3(e) of this Agreement.

(e)    In the case of any purchase of Shares by a Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading generally shall have been suspended or materially limited on the Exchange or The Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company or Carnival plc shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Managers, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the each Representation Date, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.    [Reserved.]

11.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and Carnival plc, jointly and severally, agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection (other than with respect to any value added tax (“VAT”) to the extent that the Managers determine that they are able to obtain a credit or repayment of such VAT by way of VAT input tax or similar mechanism); (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants, and the reasonable fees and expenses of the Manager’s counsel (which shall be outside counsel for all Managers); (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Managers may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the

Managers); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vi) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA in an aggregate amount not to exceed $15,000; (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (viii) all expenses and application fees related to the listing of the Shares on the Exchange.

(b)    If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Managers or (iii) the Managers decline to purchase the Shares for any reason permitted under this Agreement, the Company and Carnival plc jointly and severally agree to reimburse the Managers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Managers in connection with this Agreement and the offering contemplated hereby.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Manager referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Manager shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Carnival plc and the Managers contained in this Agreement or made by or on behalf of the Company, Carnival plc or the Managers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, Carnival plc or the Managers or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14.    Certain Defined Terms. For purposes of this Agreement, terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Affiliate” shall mean, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a day on which banks are permitted or required to be closed in New York City.

“Designated Manager” shall mean, as of any given time, a Manager that the Company has designated as sales agent to sell Shares pursuant to the terms of this Agreement.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Filing Date” has the meaning set forth in Section 4(y).

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(y) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Pricing Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, if any, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Shares sold at the relevant Applicable Time as specified in a Terms Agreement and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Representation Date” has the meaning set forth in Section 4(q).

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.

“Settlement Date” has the meaning set forth in Section 3(e).

“Significant Subsidiary” shall have the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

“Subsidiary” shall have the meaning as set forth in Rule 405 under the Securities Act.

15.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Managers are required to obtain, verify and record information that identifies their respective clients, including the Company and Carnival plc, which information may include the name and address of their respective clients, as well as other information that will allow the Managers to properly identify their respective clients.

16.    No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether a Manager has advised or is currently advising it on related or other matters). The Company agrees that it will not claim that a Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with the transactions contemplated by this Agreement or the process leading thereto.

17.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Company shall be given to them at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428 (fax: (305) 406-4758; Attention: General Counsel). Notices to the Managers shall be given to:

Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department;

J.P. Morgan Securities LLC, 383 Madison Avenue, 6th floor, New York, NY 10179, Fax: (312) 300-7716, Attention: Stephanie Little;

BofA Securities, Inc., One Bryant Park, New York, NY 10036, Facsimile: (646) 855 3073, Attention: Syndicate Department; with a copy to: Facsimile: (212) 230-8730, Attention: ECM Legal, New York, New York 10036;

Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attn: Syndicate Registration, Fax: 646-834-8133;

BNP Paribas Securities Corp., 787 Seventh Avenue, New York, New York 10019, Attention: Damir Tanovic, e-mail: dl.bnpp_atm_execution@us.bnpparibas.com;

Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile number: 1-646-291-1469;

HSBC Securities (USA) Inc., 452 5th Avenue 8th Floor, New York, NY 10018, Attn: Jeffrey Nicklas;

Intesa Sanpaolo IMI Securities Corp., One William Street, New York, NY 10004;

Mizuho Securities USA LLC, ATTN: Equity Capital Markets, 1271 Avenue of the Americas, 3rd Floor, New York, NY 10020;

Raymond James & Associates, Inc., Attn: Jeff Fordham, 880 Carillon Parkway, St. Petersburg, FL 33716, Jeff.fordham@raymondjames.com;

SMBC Nikko Securities America, Inc., 277 Park Avenue, 5th floor, New York, NY 10172, Attn: Equity Capital Markets;

Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: ECM Syndicate Desk, Email: samir.abu-khadra@db.com;

DZ Financial Markets LLC, Attn.: Gerhard Summerer, 100 Park Avenue 13th Floor, New York, NY 10017;

PNC Capital Markets LLC, Transaction Execution, 300 Fifth Ave, 10th Floor, Pittsburgh, PA 15222, Fax: 412-762-2760; and

Siebert Williams Shank, DiAnne Calabrisoto, Chief Compliance Officer, 100 Wall Street, New York, NY 10005.

(b)    Governing Law. This Agreement and any Terms Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)    Judgment Currency. The Company and Carnival plc, jointly and severally, agree to indemnify each Manager, its directors, officers, affiliates and each person, if any, who controls such Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Manager as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and Carnival plc and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(d)    Waiver of Immunity. To the extent that the Company or Carnival plc has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Republic of Panama, the United Kingdom, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and Carnival plc hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(e)    Submission to Jurisdiction. The Company and Carnival plc hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and Carnival plc waive any objection which they may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and Carnival plc agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and Carnival plc, as applicable, and may be enforced in any court to the jurisdiction of which Company and Carnival plc, as applicable, is subject by a suit upon such judgment. The Company and Carnival plc irrevocably appoint National Registered Agents, Inc., located 28 Liberty Street, New York, New York 10005, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or Carnival plc, as the case may be, by the person serving the same to the address provided in this Section 17, shall be deemed in every respect effective service of process upon the Company and Carnival plc in any such suit or proceeding. The Company and Carnival plc hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company and Carnival plc further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(f)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or any Terms Agreement.

(g)    Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Manager that is a Covered Entity or a BHC Act Affiliate of such Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17(g):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(h)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(i)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(j)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CARNIVAL CORPORATION

By:	/s/ David Bernstein
Name: David Bernstein
Title: Chief Financial Officer & Chief Accounting Officer

CARNIVAL PLC

By:	/s/ David Bernstein
Name: David Bernstein
Title: Chief Financial Officer & Chief Accounting Officer

SIGNATURE PAGE TO EQUITY DISTRIBUTION AGREEMENT

Accepted: As of the date first written above

GOLDMAN SACHS & CO. LLC

By:	/s/ Adam T. Greene
Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephanie Little
Authorized Signatory

BOFA SECURITIES, INC.

By:	/s/ Evan Ladouceur
Authorized Signatory

BARCLAYS CAPITAL INC.

By:	/s/ Nicholas Cunningham
Authorized Signatory

BNP PARIBAS SECURITIES CORP.

By:	/s/ Frederick J. Fiddle
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Kase Lawal
Authorized Signatory

SIGNATURE PAGE TO EQUITY DISTRIBUTION AGREEMENT

HSBC SECURITIES (USA) INC.

By:	/s/ Jeff Nicklas
Authorized Signatory

INTESA SANPAOLO IMI SECURITIES CORP.

By:	/s/ Steven B. Fitzpatrick
Authorized Signatory

MIZUHO SECURITIES USA LLC

By:	/s/ Stephen F. X. Roney
Authorized Signatory

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Jeffrey Fordham
Authorized Signatory

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Manoj Mahtani
Authorized Signatory

/s/ Sami Abu-Khadra
Authorized Signatory

DZ FINANCIAL MARKETS LLC

By:	/s/ Gerhard Summerer
Authorized Signatory

SIGNATURE PAGE TO EQUITY DISTRIBUTION AGREEMENT

PNC CAPITAL MARKETS LLC

By:	/s/ Andrew J. Alexander
Authorized Signatory

SIEBERT WILLIAMS SHANK & CO., LLC

By:	/s/ David Finklestein
Authorized Signatory

SIGNATURE PAGE TO EQUITY DISTRIBUTION AGREEMENT

Schedule I

Schedule of Free Writing Prospectuses included in the Pricing Disclosure Package

[None.]

Schedule II

Significant Subsidiaries(1)

1.	Costa Crociere, S.p.A. (2)

2.	Cruiseport Curacao C.V.

3.	HAL Antillen N.V.

4.	Princess Cruise Lines, Ltd.

(1)

The Company and Carnival plc are separate legal entities, which have entered into a dual-listed company arrangement. We have accounted for the dual-listed company transaction under GAAP as an acquisition by the Company of Carnival plc. Accordingly, we have determined the significant subsidiaries based upon the consolidated results of operations and financial position of the Company and Carnival plc. All of our cruise brands are 100% owned, except as noted in (2) below.

(2)	Subsidiary of Carnival plc (99.976% owned by Carnival plc).

[Form of Terms Agreement]	ANNEX I

[●] Common Stock

TERMS AGREEMENT

                , 20

[name/address of designated manager]

Dear Ladies and Gentlemen:

Carnival Corporation, a corporation duly organized and existing under the laws of the Republic of Panama (the “Company”), and Carnival plc, a company incorporated and registered under the laws of England and Wales (“Carnival plc”), propose, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated September 15, 2020 (the “Equity Distribution Agreement”), among the Company, Carnival plc, Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, BofA Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., HSBC Securities (USA) Inc., Intesa Sanpaolo IMI Securities Corp., Mizuho Securities USA LLC, Raymond James & Associates, Inc., SMBC Nikko Securities America, Inc., Deutsche Bank Securities Inc., DZ Financial Markets LLC, PNC Capital Markets LLC and Siebert Williams Shank & Co., LLC, to issue and sell to [Goldman Sachs & Co. LLC][J.P. Morgan Securities LLC][BofA Securities, Inc.], [Barclays Capital Inc.][BNP Paribas Securities Corp.][Citigroup Global Markets Inc.][HSBC Securities (USA) Inc.][Intesa Sanpaolo IMI Securities Corp.][Mizuho Securities USA LLC][Raymond James & Associates, Inc.][SMBC Nikko Securities America, Inc.][Deutsche Bank Securities Inc.][DZ Financial Markets LLC][PNC Capital Markets LLC] and [Siebert Williams Shank & Co., LLC] the securities specified in the Schedule I hereto (the “Purchased Shares”)[, and solely for the purpose of covering over-allotments, to grant to [name of designated manager] (the “Designated Manager”) the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)]. [Include only if the Designated Manager has an over-allotment option]

[The Designated Manager shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by the Designated Manager to the Company for the Purchased Shares. This option may be exercised by the Designated Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if the Designated Manager has an over-allotment option]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Designated Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date]

[Include only if the Designated Manager has an over-allotment option], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Designated Manager has an over-allotment option] in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if the Designated Manager has an over-allotment option], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Designated Manager and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Designated Manager and the Company.

CARNIVAL CORPORATION

By:
Name:
Title:

CARNIVAL PLC

By:
Name:
Title:

ACCEPTED as of the date first written above.

[Designated Manager]

By:
Name:
Title:

[Form of Terms Agreement]	Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by [Goldman Sachs & Co. LLC][J.P. Morgan Securities LLC][BofA Securities, Inc.][Barclays Capital Inc.][BNP Paribas Securities Corp.][Citigroup Global Markets Inc.][HSBC Securities (USA) Inc.][Intesa Sanpaolo IMI Securities Corp.][Mizuho Securities USA LLC][Raymond James & Associates, Inc.][SMBC Nikko Securities America, Inc.][Deutsche Bank Securities Inc.][DZ Financial Markets LLC][PNC Capital Markets LLC][ Siebert Williams Shank & Co., LLC]:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

1.	The officer’s certificate referred to in Section 4(q).

2.	The comfort letters referred to in Section 4(r).

3.	The U.S. counsel opinion and negative assurance letter referred to in Section 4(s).

4.	The local counsel opinions referred to in Section 4(t).

5.	The general counsel opinion referred to in Section 4(u).

6.	The U.S. counsel opinion and negative assurance letter referred to in Section 4(v).

7.	Such other documents as the Manager shall reasonably request.

48